Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 1, 2013, on the consolidated financial statements of Pernix Group, Inc. and Subsidiaries (collectively the “Company”), as of December 31, 2012 and for the year then ended, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ CohnReznick LLP

Chicago, Illinois
June 2, 2014